Exhibit 5.2


INTERNAL REVENUE SERVICE                             DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH  45201

                                             Employer Identification Number:
Date:       JUL 08 2003                       38-0549190
                                             DLN:
FORD MOTOR COMPANY                            17007070241022
C/O FRANK H HOFFMAN                          Person to Contact:
DELOITTE & TOUCHE LLP                         SONJA HALL           ID# 52171
600 RENAISSANCE CENTER STE 900               Contact Telephone Number:
DETROIT, MI 48243-0000                        (877) 829-5500
                                             Plan Name:
                                              SAVINGS AND STOCK INVESTMENT PLAN
                                              FOR SALARIED
                                             Plan Number:  010

Dear Applicant:

        We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

        Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulatons. We will review the status of the plan in operation periodically.

        The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination is subject to your adoption of the proposed amendments submitted in your letter dated 6/3/03. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

        This determination letter is applicable for the amendment(s) executed on 10/25/97.

        This plan satisfies the requirements of Code section 4975(e)(7).

        This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job



                                                              Letter 835 (DO/CG)

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                                      - 2 -

FORD MOTOR COMPANY

Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub. L. 106-554.

        This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub L. 107-16.

        The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

        The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                         Sincerely yours,


                                         /s/Paul T. Shultz


                                         Paul T. Shultz
                                         Director,
                                         Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum

                                                              Letter 835 (DO/CG)

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                                      - 3 -

FORD MOTOR COMPANY


        This determination is conditioned upon your adoption of the proposed restated plan as submitted with your or your representative's letter dated 2/28/02. The proposed plan should be adopted on or before the date prescribed by the regulations under Code section 401(b).











                                                              Letter 835 (DO/CG)